Exhibit 99.1

BIOATLA REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

AND HIGHLIGHTS RECENT PROGRESS

–
Cleared dose-limiting toxicity (DLT) observation period with more frequent, dose-intensive regimen of CAB-AXL BA3011; anticipated leiomyosarcoma (LMS) cohort readout in 2H23

–
Initiated the potentially registrational Phase 2, part 2 BA3011 Undifferentiated Pleomorphic Sarcoma (UPS) study in 1H23 including more frequent, dose-intensive regimens

–
On track for submitting a meeting request to the Food & Drug Administration (FDA) for the potentially registrational BA3011 Phase 2, part 2 non-small cell lung cancer (NSCLC) study in 1H23; anticipate both FDA feedback and initiation of Phase 2, part 2 in 2H23

–
Achieved First Patient In (FPI) for CAB-ROR2 BA3021 Phase 2 squamous cell carcinoma of the head & neck (SCCHN) study

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Enrolling BA3021 Phase 2 NSCLC study including more frequent, dose-intensive regimen; anticipate interim readout in 2H23

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Cleared DLT observation period for CAB-CTLA-4 (BA3071) 210mg (3mg/kg) Q3W in combination with nivolumab 3mg/kg Q3W; Phase 1 dose-escalation ongoing with data readout and initiation of Phase 2 both anticipated in 2H23

–
Achieved FDA clearance of investigational new drug (IND) for CAB-EpCAMxCAB-CD3 bispecific T-cell engager (TCE) (BA3182); anticipate FPI for Phase 1 study in 1H23

–
Cash balance of $215.5 million at year-end 2022 expected to provide funding into 2025

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Management to host conference call and webcast today at 4:30 PM Eastern Time

SAN DIEGO, March 23, 2022 – BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics for the treatment of solid tumors, today announced its financial results for the fourth quarter and full year ended December 31, 2022, and provided highlights on its clinical programs.

“BioAtla made excellent progress in 2022 across all five of our ongoing Phase 2 trials targeting multiple tumor types for our two CAB-ADC product candidates, BA3011 and BA3021, as well as with our other promising CAB clinical asset, BA3071 (CTLA-4 antibody), and we are excited to advance our potentially first-in-class CAB bispecific T-cell engager antibody, CAB-EpCAMxCAB-CD3 (BA3182) into the clinic following its recent IND clearance,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc. “Going forward, there are several important milestones and value inflection points that we are on track to achieve and communicate throughout 2023, including the advancement of our Phase 2, part 2 potentially registrational BA3011 trial in NSCLC, completion of the Phase 2 study for BA3021 in NSCLC enabling FDA discussions regarding a potential registrational trial and the initiation of a phase 2 trial for BA3071. All of our trials are targeting areas of high unmet medical need where our CAB technology has the potential to further distinguish itself from other technologies in terms of both efficacy and safety. As we advance these important drug candidates toward registration, we continue to manage our resources to ensure that the company progresses through these and other important milestones into 2025.”

Key Developments, Operational Updates and Upcoming Milestones

•
Phase 2 Trial of Mecbotamab Vedotin in Patients with:
▪
AXL-positive Soft Tissue and Primary Bone Sarcomas (BA3011, NCT03425279)
•
Phase 2, part 1:
▪
UPS study cohort closed. Phase 1 and Phase 2, part 1 (n = 10 TmPS ≥50%) overall Objective Response Rate (ORR) at 50%, median Progression Free Survival (PFS) of 11 months, and a duration of response exceeding
8 months
▪
Cleared DLT observation period with more frequent, dose-intensive regimen in patients from the Phase 2, part 1 LMS study; anticipated LMS cohort readout in 2H23
•
Phase 2, part 2:
▪
FPI in UPS cohort with more frequent, dose-intensive regimens expected in 1H23
▪
AXL-positive NSCLC (BA3011, NCT04681131)
•
Phase 2, part 1 of the trial in patients who have previously experienced failure of PD-1/L1, EGFR, or ALK inhibitor therapy (average failure 3 lines of therapy):
▪
Enrolling more frequent, dose-intensive regimen as part of Phase 2, part 1; anticipated readout in 2H23
▪
Request FDA feedback regarding Phase 2, part 2 potentially registrational study design in 1H23; FDA feedback anticipated 2H23
▪
Initiate potentially registrational Phase 2, part 2 study; anticipated 2H23
▪
BA3011 Phase 2 investigator-initiated trial interim data (n=10) in platinum-resistant ovarian cancer (NCT04918186) anticipated in 2H23

•
Phase 2 Trials of Ozuriftamab Vedotin in Patients with:
▪
ROR2-positive NSCLC (BA3021, NCT03504488)
•
Trial in patients who have previously experienced failure of PD-1/L1, EGFR or ALK inhibitor therapy
▪
Enrolling more frequent, dose-intensive regimen; anticipated interim readout in 2H23
▪
ROR2-positive Melanoma (BA3021, NCT03504488)
•
Trial ongoing in patients who have previously experienced failure of PD-1 therapy
•
Screening patients with validated liquid biopsy; anticipate enrollment update on or around 1Q23 earnings call in May
▪
ROR2-positive SCCHN (BA3021, NCT05271604)
•
Trial ongoing in patients who have previously experienced failure of PD-1 therapy alone or in combination with platinum therapy
•
Achieved FPI for Phase 2 in 1H23; anticipate enrollment update on or around 1Q23 earnings call in May
▪
BA3021 Phase 2 investigator-initiated trial interim data (n=10) in platinum-resistant ovarian cancer (NCT04918186) anticipated in 2H23

•
Phase 1/2 dose-escalation trial of CAB-CTLA-4 (BA3071, NCT05180799) across multiple solid tumor types responsive to CTLA-4
▪
Clearance of DLT observation period for BA3071 210mg (3mg/kg) Q3W in combination with nivolumab 3mg/kg Q3W
▪
Enrolling next higher dose cohort of 350mg (5mg/kg) in combination with nivolumab 3mg/kg Q3W
▪
Anticipate Phase 1 data readout in 2H23
▪
Initiation of Phase 2 study expected in 2H23

•
FDA clearance of IND for CAB-EpCAMxCAB-CD3 TCE (BA3182)
▪
Anticipate FPI for Phase 1 study in 1H23 for the treatment of advanced adenocarcinoma

•
Potential additional IND submissions for pre-clinical CAB bispecific and next generation ADC candidates in 2023 through 2024

•
Poster presented March 21, 2023 at the European Society for Medical Oncology (ESMO) Annual Congress on CAB-AXL-ADC Trial in Progress (TIP), titled:
▪
“A phase I/II study of mecbotamab vedotin (BA3011), a CAB-AXL-ADC, in patients with advanced sarcoma including undifferentiated pleomorphic sarcoma”
•
Two TIP poster presentations at the upcoming European Lung Cancer Congress (ELCC), to be held from March 29-1 April 2023, on CAB-ADCs, titled:
▪
“A Phase 2 Study of Mecbotamab Vedotin (BA3011), a CAB-AXL-ADC, Alone and in Combination with Nivolumab in Adult Patients with Metastatic NSCLC Who Had Prior Disease Progression on or Are Intolerant to a PD-1/L1, EGFR, or ALK Inhibitor”
▪
“A Phase 1/2 Dose Escalation and Dose Expansion Study of Ozuriftamab Vedotin (BA3021) Alone and in Combination with Nivolumab in Patients with Advanced Solid Tumors including Non-Small Cell Lung Cancer”
•
Five poster presentations covering BioAtla preclinical data related to next generation ADCs and several bispecifics at the upcoming American Association for Cancer Research (AACR) Annual Meeting in April 2023, titled:
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“Developing anti-IL-22 therapeutics for inflammation and cancer”
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“Conditionally active biologics eliminates senescence cells in cancer and aging”
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“Novel Conditionally Active Bispecific HER2 x CD3 T Cell Engager Targeting Solid Tumors”
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“A Novel Dual CAB Nectin-4 x CD3 Bispecific Antibody Targeting Solid Tumors”
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“NextGen Conditionally Active Biologic (CAB) anti-Nectin-4-ADC with improved stability and safety”

Fourth Quarter and Full Year 2022 Financial Results

Cash and cash equivalents as of December 31, 2022 were $215.5 million, compared to $245.0 million as of December 31, 2021. We expect current cash and cash equivalents will be sufficient to fund planned operations including all ongoing CAB product development programs into 2025.

Research and development (R&D) expenses were $21.9 million for the quarter ended December 31, 2022 compared to $16.5 million for the same quarter in 2021. The increase of $5.4 million was primarily driven by our clinical product development efforts. R&D expenses were $79.3 million for the full year 2022 as compared to $58.3 million in 2021. We expect our R&D expenses to remain variable from quarter to quarter and generally increase as we continue to invest in R&D activities to advance our product candidates and our clinical programs.

General and administrative (G&A) expenses were $6.7 million for the quarter ended December 31, 2022 compared to $7.0 million for the same quarter in 2021. The $0.3 million change was attributable to a decrease in stock-based compensation for the 2022 period. G&A expenses were $28.8 million for the full year 2022 as compared to $38.4 million in 2021. The $9.6 million change was attributable to a decrease in stock-based compensation for the 2022 period. We expect our G&A expenses to moderately increase to support development of our product candidates, advance our intellectual property portfolio, support focused pre-commercialization activities for our product candidate mecbotamab vedotin (BA3011) and satisfy requirements as a public company.

Net loss for the quarter ended December 31, 2022 was $27.5 million compared to a net loss of $23.4 million for the same quarter in 2021.  Net loss for the full year 2022 was $106.5 million as compared to a net loss of $95.4 million in 2021.

Net cash used in operating activities for the full year ended December 31, 2022 was $90.4 million compared to net cash used in operating activities of $62.2 million for the same period in 2021. The increase in net cash used in operating activities for the full year of 2022 is primarily due to an increase in research and development expense related to our program development efforts as compared to 2021.

Fourth Quarter and Full Year 2022 Conference Call and Webcast Details

The management of BioAtla, Inc. will host a conference call and webcast for the investment community today, March 23, 2023, at 4:30 pm Eastern Time. A live webcast may be accessed here: https://viavid.webcasts.com/starthere.jsp?ei=1597401&tp_key=0a629e4f65. The conference call can be accessed by dialing toll-free (877) 425-9470 or (201) 389-0878 (international). The passcode for the conference call is 13736283.

A replay of the webcast and slides with topline interim clinical data referenced on the call will be available through “Events & Presentations” in the Investors section of the company’s website after the conclusion of the presentation and will be archived on the BioAtla website for one year.

About Mecbotamab Vedotin (BA3011)

Mecbotamab vedotin, CAB-AXL-ADC, is a conditionally and reversibly active antibody drug conjugate targeting the receptor tyrosine kinase AXL. This Phase 2 stage clinical asset is targeting multiple solid tumor types, including soft tissue and bone sarcoma and non-small cell lung cancer (NSCLC) that have previously progressed on PD-1/L1, EGFR or ALK inhibitor therapies. We are also supporting a multi-center investigator-initiated clinical trial in combination with durvalumab, a PD-L1-blocking antibody, in patients with platinum-resistant ovarian cancer and for other potential indications in the future. The Office of Orphan Drug Products (OODP) at FDA granted Orphan Drug Designation to mecbotamab vedotin for the treatment of soft tissue sarcoma.

About Ozuriftamab Vedotin (BA3021)

Ozuriftamab vedotin, CAB-ROR2-ADC, is a conditionally and reversibly active antibody drug conjugate directed against ROR2, a receptor tyrosine kinase that is overexpressed across many different solid tumors including lung, head and neck and melanoma. We are advancing this Phase 2 stage clinical asset for multiple solid tumor types, including NSCLC that have previously progressed on PD-1/L1, EGFR or ALK inhibitor therapies, melanoma that have previously progressed on PD-1/L1 therapy and SCCHN that have previously progressed on PD-1/L1 therapies with or without platinum chemotherapy. We are also supporting a multi-center investigator-initiated clinical trial in combination with durvalumab, PD-L1-blocking antibody, in patients with platinum-resistant ovarian cancer, with other potential indications in the future.

About BA3071

BA3071, is a CAB anti-CTLA-4 antibody that is being developed as an immuno-oncology agent with the goal of delivering efficacy at least comparable to the approved anti-CTLA-4 antibodies, but with lower toxicities due to the CAB's tumor microenvironment-restricted activity. This may enable safer anti-CTLA-4 antibody combination therapies, such as with anti-PD-1 antibody checkpoint inhibitors, and potentially broaden the patient population tolerant to combination therapy and deliver greater efficacy. Like our other CAB candidates, BA3071 is designed to be conditionally and reversibly active in the tumor microenvironment. BA3071 is being developed as a potential therapeutic for multiple solid tumor indications that are known to be responsive to CTLA treatment in combination with a PD-1 blocking agent.

About BA3182

BioAtla is developing BA3182 as a potential anticancer therapy for patients with advanced adenocarcinoma. BA3182 is a conditionally active biologic (CAB) EpCAM/CD3 bispecific T cell engager antibody that contains two binding sites for EpCAM and two binding sites for CD3ε. The binding sites for EpCAM and CD3ε have been designed to bind their respective targets specifically and reversibly under the conditions found in the TME and to have reduced binding outside of the TME. The CAB selective binding to both the CAB EpCAM and CAB CD3ε arms are required to activate the T cell engagement against the tumor, thus enabling the combined selectivity of each CAB binding arm in the bispecific antibody. BioAtla recently received FDA IND clearance to conduct a first-in-human, Phase 1 study to evaluate the safety, pharmacokinetics, and efficacy of BA3182 in advanced adenocarcinoma patients.

About EpCAM

EpCAM is involved in the maintenance of epithelial integrity, and its expression is associated with proliferation during morphogenesis, tissue regeneration, and stem cell maintenance. Expression levels of EpCAM vary amongst different organs and cell types, with epithelia of colon, small intestine, lung, pancreas, liver and gall bladder expressing the highest levels of EpCAM protein. Given the functions and properties of EpCAM protein, high levels of EpCAM expression have been found in many carcinomas. EpCAM is highly and frequently expressed in the vast majority of carcinomas and their metastasis and has been considered as a potential prognostic and therapeutic marker for many carcinomas.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with 711 patents (435 issued, 5 allowed, and 271 pending). Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing, mecbotamab vedotin, BA3011, a novel conditionally active

AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, BA3021, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). The Phase 1 stage CAB-CTLA-4 antibody, BA3071, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. The company’s first bispecific antibody, BA3182, targets EpCAM, which is highly and frequently expressed on many adenocarcinomas while engaging human CD3 expressing T cells. To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-looking statements

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "expect," "believe," "will," "may," "should," "estimate," "project," "outlook," "forecast" or other similar words. Examples of forward-looking statements include, among others, statements we make regarding our business plans and prospects, including our plans to initiate and advance a Phase 1 dose-escalation and expansion clinical study for BA3182, whether our clinical trials will support registration; results, conduct, progress and timing of our research and development programs and clinical trials; expectations with respect to enrollment and dosing in our clinical trials, plans regarding future data updates, clinical trials, regulatory meetings and regulatory submissions; the potential regulatory approval path for our product candidates; expectations about the sufficiency of our cash and cash equivalents; and expected R&D and G&A expenses. Forward-looking statements are based on BioAtla's current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and pre-clinical trials due to the global COVID-19 pandemic; other potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the success of our current and future collaborations with third parties; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 23, 2023 and our other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable law.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:
Bruce Mackle

LifeSci Advisors, LLC

bmackle@lifesciadvisors.com

BioAtla, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Collaboration and other revenue	$—	$—	$—	$250
Operating expenses:
Research and development expense	21,874	16,448	79,347	58,274
General and administrative expense	6,686	7,040	28,793	38,416
Total operating expenses	28,560	23,488	108,140	96,690
Loss from operations	(28,560)	(23,488)	(108,140)	(96,440)
Other income (expense):
Interest income	1,047	96	1,648	350
Interest expense	—	—	—	(3)
Gain (loss) on extinguishment of long-term debt	—	—	—	690
Other income (expense)	(30)	2	10	1
Total other income (expense)	1,017	98	1,658	1,038
Consolidated net loss and comprehensive loss	$(27,543)	$(23,390)	$(106,482)	$(95,402)

BioAtla, Inc.

Condensed Consolidated Balance Sheets Data

(in thousands)

	December 31, 2022	December 31, 2021

Cash and cash equivalents	$215,507	$244,979
Total assets	225,736	254,422
Total current liabilities	23,131	19,813
Total liabilities	45,397	43,601
Total stockholders’ equity	180,339	210,821
Total liabilities and stockholders’ equity	225,736	254,422